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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 23, 2003 relating to the financial statements and financial statement schedules, which appears in Plexus Corp.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 27, 2004